    As filed with the Securities and Exchange Commission on May 8, 1998.
                                                      Registration No. 333-51331
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            --------------------

                      Post Effective Amendment No. 1 to


                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------
                               TCA CABLE TV, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                75-1798185
  (State or other jurisdiction of     (I.R.S. employer identification number)
  incorporation or organization)


                               3015 SSE Loop 323
                               Tyler, Texas 75701
                                 (903) 595-3701
         (Address and telephone number of principal executive offices)

                            --------------------

                                    COPY TO:

          FRED R. NICHOLS                             JAMES S. RYAN, III
         3015 SSE Loop 323                           Jackson Walker L.L.P.
      Tyler, Texas 75713-0489                          901 Main Street
           (903) 595-3701                                 Suite 6000
 (Name and address and Telephone number,              Dallas, Texas  75202
including area code, of agent for service)

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are based on a price of $60.0625 per share, which price is an average of the high and low prices of the Common Stock on the Nasdaq National Market System on April 27, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                               TCA CABLE TV, INC.

                        3,807,294 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale of up to 3,807,294 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock") of TCA Cable TV, Inc. (the "Company") by Kanaly Trust Company, acting in its capacity as the Independent Executor of the Estate of Robert M. Rogers, Deceased (the "Estate"), and in its capacity as sole Trustee of Rogers Property Trust (collectively, the "Selling Shareholders").

         The Common Stock is quoted under the symbol "TCAT" on the Nasdaq National Market System. The Shares may be sold from time to time by the Selling Shareholders directly to purchasers, through agents, or through one or more brokers or dealers at prices to be determined at the time of sale.

         The specific number of shares to be sold, purchase price paid, and agent, broker or dealer, if any, involved in connection with a sale of Shares under this Prospectus will be set forth in a supplement to this Prospectus.

         Upon any sale of the Common Stock offered hereby, the Selling Shareholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will not receive any of the proceeds from the sales by the Selling Shareholders.

         The Selling Shareholders have engaged Donaldson, Lufkin & Jenrette Securities Corporation to act as their exclusive financial advisor and as exclusive placement agent for sales of the Shares. See "Plan of Distribution." The Selling Shareholders will pay all expenses of this Offering.






                  The date of this Prospectus is May 7, 1998.


                             --------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq National Market System.


         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. The Registration Statement was filed pursuant to an agreement, dated April 29, 1998, between the Company and the Selling Shareholders. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


         The Company's principal executive offices are located at 3015 SSE Loop 323, Tyler, Texas 75701 and its telephone number is (903) 595-3701.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (a) Annual Report of the Company on Form 10-K for the year ended October 31, 1997 (the "Annual Report");

         (b) Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 1998;


         (c) Current Reports of the Company on Form 8-K, filed with the Commission on January 22, 1998, January 27, 1998, February 13, 1998 and April 2, 1998;


         (d) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 2-075516) and Registration Statement on Form 8-A (No. 2-88892), effective as of March 17, 1984; and

         (e) Description of Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 22, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to Jimmie F. Taylor, TCA Cable TV, Inc., 3015 SSE Loop 323, Tyler, Texas 75701, telephone number (903) 595-3701.


                                  THE COMPANY

         TCA Cable TV, Inc. (the "Company") is engaged in the development, operation and management of cable television systems. As of March 31, 1998, based on number of subscribers, the Company is the sixteenth largest cable television operator in the United States, serving approximately 870,000 subscribers through 62 cable television systems with approximately 1,000,000 homes passed. Over 90% of the Company's subscribers are located in regional clusters, primarily in Texas, Louisiana and Arkansas. The Company also operates clusters in Oklahoma and has one system in each of Idaho, Mississippi and New Mexico. The Company intends to continue to concentrate its activities in these and similar non-urban markets where residents rely on cable television to provide quality reception and services, referred to by the Company as "classic cable markets." In addition, through its wholly owned subsidiary, VPI Communications, Inc., d/b/a CableTime ("CableTime"), the Company is the largest third party turnkey advertising insertion provider serving the cable television industry in the United States.


                              SELLING SHAREHOLDERS

         This Prospectus covers the offer and sale of Shares (i) by Kanaly Trust Company, a Texas trust company (the "Executor"), as Independent Executor of, and on behalf of, the Estate of Robert M. Rogers, Deceased, pursuant to letters testamentary issued in accordance with the terms and conditions of the Last Will and Testament of Robert M. Rogers and (ii) owned by the Rogers Property Trust (the "Trust"). Robert M. Rogers was the founder, Chairman of the Board, director and largest shareholder of the Company prior to his death on September 18, 1997. The Trust was established by Mr. Rogers and his wife prior to his death. Neither the Selling Shareholders nor any of the officers of the Executor has had any position, office or other material relationship with the Company or any of its affiliates within the past three years from the date of this Prospectus.

         The table below sets forth information concerning Common Stock owned by the Selling Shareholder:

                                  Ownership of Common       Common Stock Offered     Amount and Percentage of
             Name               Stock Prior to Offering   for Selling Shareholder    Class after Offering(1)
 ---------------------------    -----------------------   -----------------------    ------------------------
 Estate of Robert M. Rogers,           3,707,294                 3,707,294                      -
 Deceased
 Rogers Property Trust                  100,000                   100,000                       -

--------------

(1)      Based on 24,937,096 shares of Common Stock outstanding on April 21,
         1998.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock hereby.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be offered for sale directly by the Selling Shareholders through agents or through one or more broker dealers. The price of the Shares offered hereby will be determined at the time of sale. Donaldson Lufkin & Jenrette Securities Corporation ("Placement Agent") has been retained to act as exclusive financial advisor and exclusive placement agent for the Selling Shareholders in arranging sales of the Shares.

         The Selling Shareholders and the Company have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act.

         The Selling Shareholders will pay the registration fees, printing expenses, accounting fees, underwriting discounts or commissions, brokers' fees, the fees and expenses of any counsel to the Selling Shareholders and the Company related thereto and any other expenses of the Offering.

                                 LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.

                                    EXPERTS

         The consolidated balance sheets as of October 31, 1997 and 1996, and the consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended October 31, 1997, appearing in the Company's Annual Report on Form 10-K, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


         The audited combined balance sheets, combined statements of operations and retained earnings, and combined statements of cash flows of certain cable television systems indirectly owned by Tele-Communications, Inc. in and around Texas and Louisiana as of September 30, 1997 and December 31, 1996 and 1995, and for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, appearing in the Company's Current Report on Form 8-K filed with Commission on January 27, 1998 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                   ----------------------------------------

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.




                               TABLE OF CONTENTS


                                              Page
                                              ----
Available Information . . . . . . . . . . . .  3
Incorporation by Reference  . . . . . . . . .  3
The Company . . . . . . . . . . . . . . . . .  4
Selling Shareholders  . . . . . . . . . . . .  4
Use of Proceeds . . . . . . . . . . . . . . .  4
Plan of Distribution  . . . . . . . . . . . .  5
Legal Matters . . . . . . . . . . . . . . . .  5
Experts . . . . . . . . . . . . . . . . . . .  5


                   ----------------------------------------


                   ----------------------------------------


                               3,807,294 Shares

                                 Common Stock




                              TCA CABLE TV, INC.






                                  May 7, 1998




                   ----------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement that will be paid by the Company, are as follows:

                 Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . .  $      0
                 Printer Expenses . . . . . . . . . . . . . . . . . . . . . . . . .         0
                 Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . .         0
                 Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .         0
                 Miscellaneous      . . . . . . . . . . . . . . . . . . . . . . . .         0

                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      0

                 * The Selling Shareholders have agreed to reimburse the
                   Company for expenses incurred by it in connection with this Registration Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Texas corporation and The Texas Business Corporation Act ("TBCA") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

         Reference is made to Article IX and Article VII, Section 8 of the Company's Articles of Incorporation and Bylaws, respectively, which provide for indemnification of officers and directors except as to certain circumstances and except as provided by applicable law.

         Additionally, Article XIII of the Company's Articles of Incorporation limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the TBCA. The effect of such
Article XIII (based on the TBCA as of the date of this Prospectus) is that the directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office, or
(iv) for an act related to an unlawful stock repurchase or payment of a dividend.

         Additionally, the Directors and Officers of the Company are covered under a directors' and officers' liability insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit No.      Exhibit


1        Form of Placement Agent Agreement.**


2        None.

4(a)     Articles of Incorporation of the Registrant.(1)

4(b) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(c) Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(d) Articles of Amendment to Articles of Incorporation of the Registrant.(3)

4(e)     Amended and Restated Bylaws of the Registrant.(4)

4(f)     Form of Stock Certificate.(1)

4(g) Rights Agreement, dated January 15, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C., which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares as Exhibit C .(5)

5        Opinion of Jackson Walker L.L.P **

8        None.

12       None.

15       None.

23(a)    Consent of Coopers & Lybrand L.L.P. **

23(b) Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement). **


23(c)    Consent of KPMG Peat Marwick LLP. *


24       Power of Attorney (appearing on page II-5 of this Registration
         Statement).**

25       None.

26       None.

27       None.


------------

*        Filed herewith.

**       Previously filed.

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-76516, filed with the Securities and Exchange Commission (the "Commission") on March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901 filed with the Commission on May 16, 1988, and incorporated herein by reference.

(3) Previously filed as Exhibit 3(d) to the Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed with the Commission on January 27, 1994 and incorporated herein by reference.

(4) Previously filed as Exhibit 3.5 to the Registrant's Form 10-K for the fiscal year ended October 31, 1997, filed with the Commission on January 27, 1998 and incorporated herein by reference.

(5) Previously filed as Exhibit 1 to the Registrant's Form 8-K, File No. 001-11478 filed with the Commission on January 22, 1998 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyler, State of Texas on the 7th day of May, 1998.


                                 TCA CABLE TV, INC.



                                 By: /s/ Jimmie F. Taylor
                                     -----------------------------------------
                                     Jimmie F. Taylor, Chief Financial Officer,
                                     (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 Signature                            Title                                             Date
 ---------                            -----                                             ----
                                      Chairman of the Board, Chief                      May 7, 1998
                                      Executive Office and President
 Fred R. Nichols *                    (Principal Executive Officer)



 /s/ Jimmie F. Taylor                 Vice President, Chief Financial                   May 7, 1998
 ----------------------------------   Officer and Treasurer
 Jimmie F. Taylor                     (Principal Accounting and Financial Officer)


                                      Director                                          May 7, 1998
 Fred W. Smith *


                                      Director                                          May 7, 1998
 Wayne J. McKinney *


                                      Director                                          May 7, 1998
 Ben R. Fisch, M.D. *


                                      Director                                          May 7, 1998
 Randall K. Rogers *


                                      Director                                          May 7, 1998
 A. W. Riter, Jr. *


                                      Director                                          May 7, 1998
 James F. Ackerman *


                                      Director                                          May 7, 1998
 Darrell Campbell *


                                      Director                                          May 7, 1998
 Robert B. Holland, III *

                                      Director                                          May 7, 1998
 Michael Shannon *


/s/ Jimmie F. Taylor
---------------------------
    Jimmie F. Taylor
* Attorney-in-Fact

                               INDEX TO EXHIBITS



Exhibit No.      Exhibit
-----------      -------
1                Form of Placement Agent Agreement.**

2                None.

4(a)             Articles of Incorporation of the Registrant.(1)

4(b)             Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(c)             Articles of Amendment to Articles of Incorporation of the Registrant.(2)

4(d)             Articles of Amendment to Articles of Incorporation of the Registrant.(3)

4(e)             Amended and Restated Bylaws of the Registrant.(4)

4(f)             Form of Stock Certificate.(1)

4(g)             Rights Agreement, dated January 15, 1998, between the Registrant and ChaseMellon Shareholder Services,
                 L.L.C., which includes the Certificate of Designations for the Series A Junior Participating Preferred
                 Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase
                 Shares as Exhibit C.(5)

5                Opinion of Jackson Walker L.L.P **

8                None.

12               None.

15               None.

23(a)            Consent of Coopers & Lybrand L.L.P. **

23(b)            Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5 to this Registration
                 Statement). **

23(c)            Consent of KPMG Peat Marwick LLP. *

24               Power of Attorney (appearing on page II-5 of this Registration Statement).**

25               None.

26               None.

27               None.


--------------

*                Filed herewith.

**               Previously filed.

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 2- 76516, filed with the Securities and Exchange Commission (the "Commission") on March 16, 1982 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, File No. 33- 21901 filed with the Commission on May 16, 1988, and incorporated herein by reference.

(3) Previously filed as Exhibit 3(d) to the Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed with the Commission on January 27, 1994 and incorporated herein by reference.

(4) Previously filed as Exhibit 3.5 to the Registrant's Form 10-K for the fiscal year ended October 31, 1997, filed with the Commission on January 27, 1998 and incorporated herein by reference.

(5) Previously filed as Exhibit 1 to the Registrant's Form 8-K, File No. 001-11478 filed with the Commission on January 22, 1998 and incorporated herein by reference.